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                                                                EXHIBIT 23.1



                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 1996 included in the Rexworks Inc. Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                        /s/ Arthur Andersen LLP

Milwaukee, Wisconsin                     ARTHUR ANDERSEN LLP
June 28, 1996.